Exhibit 99.1

Ocean Power Technologies Successfully Demonstrates Advanced AI Solutions in the North Atlantic

Completes Several Customer Field Demonstrations in Support of Sales Activities

MONROE TOWNSHIP, NJ, May 6, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has completed multiple offshore demonstrations for potential customers of its Artificial Intelligence capable Maritime Domain Awareness Solution, Merrows. These demonstrations were conducted using the recently deployed Next Generation PowerBuoy. Further demonstrations for additional potential customers, including overseas prime contractors, are already scheduled to occur over the next few weeks.

The successful field demonstrations put OPT into the unique position of showcasing the fully functional Intelligence, Surveillance, and Reconnaissance capabilities of the PowerBuoy, bypassing the need for lengthy paper studies and accelerating the sales cycle. Built with survivability and cybersecurity in mind, OPT can securely connect into this solution from anywhere in the world. In addition to generating actionable intelligence, the data can also be used as a feed into Large Language Models or other Advanced AI systems.

Philipp Stratmann, CEO and President of Ocean Power Technologies, expressed his enthusiasm about this milestone, stating, “There is no better tool to onboard new customers than to see our PowerBuoy based Maritime Domain Awareness Solution in its natural element, the open ocean. These field demonstrations truly highlight the advanced algorithms of the Merrows offering. They are helping us advance and accelerate our sales efforts and continue the revenue growth trajectory we have reported. “

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the ultimate successful rollout of the Merrows solution and conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com